SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 9, 2004 _______________________________________________

VALLEY NATIONAL BANCORP _______________________________________________________________________________________________ (Exact Name of Registrant as Specified in Charter)

New Jersey ________________________________ (State or Other Jurisdiction of Incorporation)	1-11277 _________________________________ (Commission File Number)	22-2477875 ______________________________ (I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey __________________________________________________________________ (Address of Principal Executive Offices)	07470 ___________________(Zip Code)

Registrant’s telephone number, including area code	(973) 305-8800 _________________________________________

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On November 9, 2004, Valley National Bancorp and Valley National Bank entered into an Agreement and Plan of Merger by which Valley will acquire NorCrown Bank, a New Jersey commercial bank. Pursuant to the agreement, NorCrown will be merged into Valley National Bank.

Valley will pay $141 million for NorCrown of which 50 percent will be cash and 50 percent will be Valley common stock. Valley anticipates that it will issue approximately 2.5 million common shares in a private placement to NorCrown shareholders at an exchange ratio to be determined based upon Valley’s average stock price prior to closing. Following the closing, NorCrown shareholders will have the right to require Valley to register the Valley common stock with the SEC.

Closing of the acquisition, which Valley anticipates will occur in early 2005, is contingent on regulatory approvals and the satisfaction of certain closing conditions by NorCrown. The purchase price of $141 million may be reduced based on NorCrown’s shareholders equity at closing.

In connection with the Merger Agreement, Valley, Valley National Bank, and NorCrown entered into a Stock Option Agreement dated November 9, 2004. The Stock Option Agreement provides for a grant to Valley of an option to purchase 1,049,949 shares of common stock, $2.00 par value per share, of NorCrown at a price of $20.00 per share (subject to adjustment). The option is exercisable upon the occurrence of a Triggering Event (as defined in the Stock Option Agreement).

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1, and is incorporated herein by reference and the Stock Option Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference. A copy of the joint press release issued on November 9, 2004 is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

2.1	Agreement and Plan of Merger, dated November 9, 2004 among Valley National Bancorp, Valley National Bank, NorCrown Bank, and The NorCrown Trust.

10.1	Stock Option Agreement dated as of November 9, 2004, by and between Valley National Bancorp, Valley National Bank, and NorCrown Bank.

99.1	Press Release, dated November 9, 2004, regarding the Agreement and Plan of Merger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 11, 2004	VALLEY NATIONAL BANCORP By: /s/ Alan D. Eskow —————————————— Name: Alan D. Eskow Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated November 9, 2004 among Valley National Bancorp, Valley National Bank, NorCrown Bank, and The NorCrown Trust.

10.1	Stock Option Agreement dated as of November 9, 2004, by and between Valley National Bancorp, Valley National Bank, and NorCrown Bank.

99.1	Press Release, dated November 9, 2004, regarding the Agreement and Plan of Merger.